UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2024

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Debt Settlement Agreements and related Amended and Restated Notes

Debt Settlement Agreements

On January 30, 2024, RespireRx Pharmaceuticals Inc. (“RespireRx” or the “Company” and an institutional investor entered into three substantially similar debt settlement agreements (individually, each a “Debt Settlement Agreement” and collectively, the “Debt Settlement Agreements”) that related to the assignment of three notes held by Dr. James Manuso, a former Chief Executive Officer and a former President of the Company (“Former Officer Notes”) to the institutional investor, which Former Officer Notes, in the aggregate, inclusive of principal and accrued unpaid, as of September 30, 2023, totaled $242,628 and which continued to accrue interest through January 30, 2024. The Debt Settlement Agreements occurred on the same date that Dr. Manuso assigned his notes to the institutional investor.

The Debt Settlement Agreements were related to the Former Officer Notes with an aggregate original principal amount of $127,600.

Each of the Debt Settlement Agreements related to one Former Officer Note.

The Debt Settlement Agreements are summarized in the table below:

Date of Former Officer Note (on or about)	Original Principal Amount	Amended and Restated Convertible Note included Principal	Amended and Restated Convertible Note included Interest	Total of Amended and Restated Convertible Note dated January 30, 2024, due January 30, 2025

February 2, 2016	$52,600	$52,600	$32,900	$85,500
September 22, 2016	$25,000	$25,000	$15,500	$40,500
April 10, 2018	$50,000	$50,000	$4,000	$54,000

Total	$127,600	$127,600	$52,400	$180,000

The holder (“Holder”) will forgive any remaining accrued interest, penalties and defaults.

The Holder will renounce its rights to any collateral related to the Former Officer Notes.

No additional consideration will be paid by the Holder, RespireRx, or any third party with respect to the transactions associated with each Debt Settlement Agreement.

Amended and Restated Convertible Notes

On January 30, 2024, the Company entered into three substantially similar Amended and Restated Convertible Notes (each an “Amended and Restated Note” and collectively, the “Amended and Restated Notes”) that replaced in the entirety, the Former Officer Notes. The issue date and the maturity date of each Amended and Restated Note are January 30, 2024 and January 30, 2025, respectively. The Amended and Restated Notes amend and restate each of the Former Officer Notes it their entirety and releases and removes any collateral, lien, security or other interests in such notes. The Amended and Restated Notes are the same in all material respects except as to amounts of each Amended and Restated Note and the reference to which Former Officer Note each amends and restates.

The amount of each Amended and Restated Note and the aggregate amount of all such notes appears in the table above.

Each of the Amended and Restated Notes contains a restrictive legend indicating that the note and the shares into which the Amended and Restated Note may convert have not been registered under the Securities Act of 1933 (the “Act”), as amended, or any state securities laws. The Amended and Restated Notes and the shares into which they may convert may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement under the Act and any applicable state securities laws or an opinion of counsel (which counsel shall be selected by Holder), in a generally acceptable form that registration is not required under the Act.

The coupon interest rate of each of the Amended and Restated Notes is zero percent (0%).

Payment of the aggregate principal amount outstanding under the Amended and Restated Notes together with all accrued interest thereon shall be made on the Maturity Date if not earlier paid.

The Amended and Restated Notes have an optional conversion feature pursuant to which the Holder has the right, but not the obligation, at any time until the maturity date, or thereafter in the event of default, as defined in each Amended and Restated Note, to convert all or any portion of the principal amount, accrued interest and fees due and payable into fully paid and nonassessable shares of the Company’s common stock (“Common Stock”), par value $0.001 at the conversion price of $0.0015 per share of Common Stock. The conversion price shall be subject to adjustment only for splits, reverse splits, Common Stock dividends and similar recapitalizations, but shall not be subject to any other anti-dilution protections, including but not limited to dilution due to financings. The Amended and Restated Notes also contain “blocker provisions” prohibiting, with certain exceptions, the Holder from converting an amount that would result in ownership in excess of 4.99% of the outstanding shares of Common Stock of the Company. RespireRx has represented that upon issuance, the shares issued upon conversion will be duly and validly issued, fully paid and non-assessable. The Company is also required to reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of the conversion shares which initially shall be an aggregate of 120,000,000 shares of Common Stock. The Amended and Restated Notes describe a number of events of default. In the case of a default, the interest rate shall automatically be raised to 18% per annum, effective as of the date of default and conversion privileges shall remain in effect. A default amount equal to 25% of the then outstanding principal plus accrued but unpaid interest, including any default interest and all other fees then remaining unpaid and all other amounts payable is then to be added to the total amount outstanding.

The Amended and Restated Notes shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

The above are summaries of what the Company believes are the key provisions of the Debt Settlement Agreements and the Amended and Restated Notes. A copy of the entirety of each is filed as Exhibits 10.1-10.6 to this Current Report on Form 8-K. The above summary is qualified in its entirety by this Current Report on Form 8-K including the copies of the Debt Settlement Agreements and the Amended and Restated Notes between RespireRx Pharmaceuticals Inc. and the institutional investor dated January 30, 2024 filed as Exhibits 10.1-10.6 to such report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

A list of exhibits that are filed as part of this report is set forth in the Exhibit Index, which follows, and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1*	Debt Settlement Agreement in the amount of $85,500 dated January 30, 2024 related to Former Officer Noted dated on or about February 2, 2016
10.2*	Debt Settlement Agreement in the amount of $40,500 dated January 30, 2024 related to Former Officer Noted dated on or about September 22, 2016
10.3*	Debt Settlement Agreement in the amount of $54,000 dated January 30, 2024 related to Former Officer Noted dated on or about April 10, 2018
10.4*	Amended and Restated Convertible Note due January 30, 2025 in the amount of $85,500 between RespireRx Pharmaceuticals Inc. and one Institutional Investor
10.5*	Amended and Restated Convertible Note due January 30, 2025 in the amount of $40,500 between RespireRx Pharmaceuticals Inc. and one Institutional Investor
10.6*	Amended and Restated Convertible Note due January 30, 2025 in the amount of $54,000 between RespireRx Pharmaceuticals Inc. and one Institutional Investor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2024	RESPIRERX PHARMACEUTICALS INC.
(Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
SVP, CFO, Secretary and Treasurer